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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

InterWAVE Communications International, Ltd.

    We consent to the use of our report included herein, and to the references to our firm under the headings "Experts" and "Selected Consolidated Financial Data" in the prospectus.

San Francisco, California
December 3, 1999